Exhibit 10.2

FORM OF LICENSE AGREEMENT

This LICENSE AGREEMENT (this “Agreement”), is entered into as of          day of             , 2019 (“Effective Date”), by and between Allianz Asset Management of America L.P., a Delaware limited partnership (“Licensor”), and PIMCO Mortgage Income Trust Inc., a Maryland corporation (“Licensee”). Licensor and Licensee are each a “Party” to this Agreement, and collectively are referred to as the “Parties.”

RECITALS

A.	Licensor has adopted, is using, and is the owner of all right, title, and interest in the Licensed Mark (as defined in Section 1.3) in the United States for financial and other services.

B.	Licensee is a Real Estate Investment Trust managed by Pacific Investment Management Company LLC, a Delaware limited liability company and Affiliate of Licensor.

C.	Licensee desires to use the Licensed Mark as part of the trade name PIMCO Mortgage Income Trust Inc. and in connection with the Licensed Services (as defined in Section 1.5).

D.

Licensor desires to license the Licensed Mark to Licensee and its Subsidiaries (as defined in Section 1.8) to be used as part of their Licensed Trade Names (as defined in Section 1.4) in connection with the Licensed Services subject to the terms and conditions set forth in this Agreement.

ARTICLE 1

DEFINITIONS

1.1 “Affiliate” means, in respect of a party to this Agreement, any corporation, company or other legal entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such party.

1.2 “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

1.3 “Licensed Mark” means the mark PIMCO.

1.4 “Licensed Trade Name” means the corporate name PIMCO Mortgage Income Trust Inc. and any variation thereof that includes the term PIMCO that is used as a corporate name by Licensed Users.

1.5 “Licensed Services” means real estate and real estate-related finance products and services, including securitizations and derivative securities, offered anywhere in the world by or on behalf of Licensed Users.

1.6 “Licensed User” and “Licensed Users” means Licensee and Licensee’s Subsidiaries.

1.7 “Management Agreement” means the Amended and Restated Management Agreement, dated as of the Effective Date, between Licensee and Pacific Investment Management Company LLC, as amended from time to time.

1.8 “Subsidiary” means any corporation, company or other legal entity:

1.8.1 more than fifty percent (50%) of whose shares or outstanding securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, Controlled, directly or indirectly by a Party hereto, but such entity shall be deemed to be a Subsidiary for the purposes of this Agreement only so long as such Control exists; or

1.8.2 which does not have outstanding shares or securities, as may be the case in a partnership, joint venture, or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the right to make decisions for such entity is now or hereafter, Controlled, directly or indirectly by a Party hereto, but such entity shall be deemed to be a Subsidiary for the purposes of this Agreement only so long as such Control exists.

ARTICLE 2

LICENSE GRANT AND CONDITIONS OF LICENSED USE

2.1 Grant. Licensor hereby grants Licensed Users a nonexclusive, nontransferable, nonsublicensable, royalty-free, and worldwide license, during the term of this Agreement, to use and display the Licensed Mark as part of a Licensed Trade Name solely in connection with the Licensed Services. Licensee acknowledges that Licensor does not have trademark rights in the Licensed Mark in every jurisdiction throughout the world and that this grant is limited to the extent Licensor has such trademark rights.

2.2 Ownership. The Licensed Mark shall remain the exclusive property of Licensor and nothing in this Agreement shall give Licensed Users any right or interest in the Licensed Mark except the limited licenses expressly granted in this Agreement. Licensee acknowledges that Licensor is the sole owner of all right, title and interest in and to the Licensed Mark, and that Licensed Users have not acquired, and shall not acquire, any right, title or interest in or to the Licensed Mark except the limited right to use the Licensed Mark in accordance with the terms of this Agreement.

2.3 All Rights Reserved. All of Licensor’s rights in and to the Licensed Mark, including, but not limited to, the right to use and to grant others the right to use the Licensed Mark, are reserved by Licensor. No license, right, or immunity is granted by either Party to the other, either expressly or by implication, or by estoppel, or otherwise with respect to any trademarks, copyrights, or trade dress, or other property right, other than with respect to the Licensed Trade Name and the Licensed Mark in accordance with Section 2.1 of this Agreement.

2.4 Goodwill. All use of the Licensed Mark by Licensed Users, and all goodwill associated with such use, shall inure to the benefit of Licensor.

2.5 No Registration. Licensed Users may not register the Licensed Mark in any jurisdiction without Licensor’s express prior written consent, and Licensor shall retain the exclusive right to apply for and obtain registrations for the Licensed Mark throughout the world.

2.6 No Challenges. Licensed Users shall not challenge the validity of the Licensed Mark, nor shall Licensed Users challenge Licensor’s ownership of the Licensed Mark or the enforceability of Licensor’s rights therein.

2.7 Usage. Licensed Users may use the Licensed Mark only in a form which is in accordance with Licensor’s usage guidelines, if any and sound trademark practice so as not to weaken the value of the Licensed Mark. Licensed Users may use the Licensed Mark only in a manner that does not derogate, based on an objective business standard, Licensor’s rights in the Licensed Mark or the value of the Licensed Mark, and must take no action that would, based on an objective business standard, interfere with, diminish or tarnish those rights or value.

2.8 Marking. Licensed Users must use the “® ,” “TM” and “SM” symbols as specified in Licensor’s usage guidelines or as directed by Licensor from time to time in writing.

2.9 Protection of Mark. Licensed Users agree to cooperate with Licensor’s preparation and filing of any applications, renewals or other documentation necessary or useful to protect and/or enforce Licensor’s intellectual property rights in the Licensed Mark.

2.9.1 Licensed Users must notify Licensor promptly of any actual or threatened infringements, imitations or unauthorized uses of the Licensed Mark of which Licensed Users become aware.

2.9.2 Licensor shall have the sole right, though it is under no obligation, to bring any action for any past, present and future infringements of its intellectual property rights in the Licensed Mark.

2.9.3 Licensed Users shall cooperate with Licensor, at Licensor’s expense for any out-of-pocket costs incurred by Licensed Users, in any efforts by Licensor to enforce or defend its rights in the Licensed Mark or to prosecute third party infringers of the Licensed Mark.

2.9.4 Licensor shall be entitled to retain any and all damages and other monies awarded or otherwise paid in connection with any such action.

2.9.5 Licensed Users shall not enter into any settlement agreement or other agreements that in any way affect Licensor’s ownership or rights in or to the Licensed Mark without Licensor’s prior written consent, which consent may be granted, withheld, conditioned or delayed in Licensor’s sole and absolute discretion

2.10 Quality Control. In order to protect and promote the goodwill symbolized by the Licensed Mark, Licensed Users will insure that the Licensed Services are of the same high quality as the services marketed or otherwise provided by Licensor.

2.10.1 Licensed Users may use the Licensed Mark only in connection with services that meet or exceed generally accepted industry standards of quality and performance.

2.10.2 Licensor shall have the right to monitor the quality of the services provided and promotional materials used by Licensed Users, and Licensed Users shall use reasonable efforts to assist Licensor in monitoring the quality of the services provided and promotional materials used by Licensed Users.

2.10.3 From time to time and upon Licensor’s request, Licensed Users shall submit to Licensor samples of all materials bearing the Licensed Mark, including, without limitation, any advertising, packaging and other publicly disseminated materials.

2.10.4 If Licensor discovers any improper use of the Licensed Mark on any such submission and delivers a writing describing in detail the improper use to Licensee, Licensed Users shall remedy the improper use immediately.

ARTICLE 3

TERM AND TERMINATION

3.1 Term. This Agreement will commence on the Effective Date and continue until terminated in accordance with this Article 3.

3.2 Termination for Convenience. Either Party may terminate this Agreement by giving the other Party thirty (30) days’ prior written notice.

3.3 Termination for Changes in Ownership or Management. This Agreement shall terminate immediately upon (i) the termination of the Management Agreement, or (ii) the date that Licensor or any Affiliate of Licensor ceases to manage Licensee.

3.4 Termination for Loss of Control. In the event that Licensee loses Control of a Subsidiary, all rights and licenses granted to the former Subsidiary under this Agreement shall immediately terminate.

3.5 Termination for Other Reasons. Licensor has the right to terminate this Agreement immediately upon written notice to Licensee if: (i) Licensee makes an assignment for the benefit of creditors; (ii) Licensee admits in writing its inability to pay debts as they mature; (iii) a trustee or receiver is appointed for a substantial part of Licensee’s assets; or (iv) to the extent termination is required under applicable law.

3.6 Effect of Termination. Upon termination of this Agreement, all rights and licenses granted under this Agreement shall terminate and Licensed Users shall cease use of the Licensed Trade Name and Licensed Mark as soon as practicable, but no longer than thirty (30)

days, after termination. Sections 2.4, 2.9.3, 2.9.4 and 3.6 and Article 4 shall survive termination of this Agreement.

ARTICLE 4

GENERAL PROVISIONS

4.1 Indemnification. Licensed Users, at Licensed Users’ own expense, shall indemnify, hold harmless and defend Licensor, its Affiliates, successors and assigns, and its and their directors, officers, employees and agents, against any claim, demand, cause of action, debt, expense or liability (including attorneys’ fees and costs), to the extent that the foregoing (a) is based on a claim resulting solely from any product or service provided or offered by Licensed Users, (b) results from a material breach, or is based on a claim that, if true, would be a material breach, of this Agreement by Licensed Users, or (c) is based upon Licensed Users’ unauthorized or improper use of the Licensed Mark.

4.2 LIMITATION OF WARRANTY AND LIABILITY. LICENSOR DOES NOT MAKE WARRANTIES OF ANY KIND, WHETHER EXPRESS, IMPLIED, RELATED TO OR ARISING OUT OF THE LICENSED MARK OR THIS AGREEMENT.

4.2.1 LICENSOR SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT AND TITLE, AND ALL OTHER WARRANTIES THAT MAY OTHERWISE ARISE FROM COURSE OF DEALING, USAGE OF TRADE OR CUSTOM.

4.2.2 IN NO EVENT SHALL LICENSOR OR ANY OF ITS PARTNERS, MANAGERS, MEMBERS, DIRECTORS, OFFICERS, EMPLOYEES, LICENSORS, SUPPLIERS OR OTHER REPRESENTATIVES BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOSS OF PROFITS, BUSINESS INTERRUPTION, LOSS OF GOODWILL, COMPUTER FAILURE OR MALFUNCTION OR OTHERWISE, ARISING FROM OR RELATING TO THIS AGREEMENT OR THE LICENSED MARK, EVEN IF LICENSOR IS EXPRESSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. The foregoing limitation of liability and exclusion of certain damages shall apply regardless of the failure of essential purpose of any remedies available to either party.

4.3 Non-Transferable Agreement. Licensed Users may not assign this Agreement and/or any rights and/or obligations hereunder without the prior written consent of Licensor, which consent may be granted, withheld, conditioned or delayed in Licensor’s sole and absolute discretion. Any attempted assignment without consent is void.

4.4 Remedies. Licensed Users acknowledge that a material breach of Licensed Users’ obligations under this Agreement would cause Licensor irreparable damage. Accordingly, Licensed Users agree that in the event of such breach or threatened breach, in addition to remedies at law, Licensor shall have the right to enjoin Licensed Users from the unlawful and/or unauthorized use of the Licensed Trade Name and/or the Licensed Mark and other equitable relief to protect Licensor’s rights in the Licensed Mark.

4.5 Integration. This Agreement contains the entire agreement of the Parties. No promise, inducement, representation or agreement, other than as expressly set forth herein, has been made to or by the Parties hereto. All prior agreements and understandings related to the subject matter hereof, whether written or oral, are expressly superseded hereby and are of no further force or effect.

4.6 Binding Agreement. This Agreement shall be binding upon the Parties’ permitted assigns and successors and references to each Party includes such assigns and successors.

4.7 Amendment. This Agreement cannot be altered, amended or modified in any respect, except by a writing duly signed by both Parties.

4.8 No Strict Construction. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement. Headings are for reference and shall not affect the meaning of any of the provisions of this Agreement.

4.9 Waiver. The failure or delay by either party in enforcing any provisions, exercising any option, or requiring performance of any provisions, will not be construed to be a waiver of same.

4.10 Governing Law and Jurisdiction. The provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of California (excluding any conflict of law rule or principle that would refer to the laws of another jurisdiction). Each Party hereto irrevocably submits to the jurisdiction of the state and federal courts located in California, in any action or proceeding arising out of or relating to this Agreement, and each Party hereby irrevocably agrees that all claims in respect of any such action or proceeding must be brought and/or defended in any such court; provided, however, that matters which are under the exclusive jurisdiction of the federal courts must be brought in the Federal District Court for the Central District of California. Each Party hereto consents to service of process by any means authorized by the applicable law of the forum in any action brought under or arising out of this Agreement, and each Party irrevocably waives, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

4.11 Attorney’s Fees. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the Parties hereto agree that the prevailing party shall be entitled to recover from the other party upon final judgment on the merits reasonable attorneys’ fees (and sales taxes thereon, if any), including attorneys’ fees for any appeal, and costs incurred in bringing such suit or proceeding.

4.12 Relationship of the Parties. Nothing in this Agreement will be construed as creating a joint venture, partnership or employment relationship between Licensor and Licensee or any of Licensee’s Subsidiaries. Neither Party will have the right, power or implied authority to create any obligation or duty on behalf of the other Party. Licensee shall cause the other Licensed Users to comply with the terms and conditions of this Agreement, and Licensor shall have the right to enforce this Agreement directly against the other Licensed Users as if they were parties to this Agreement.

4.13 Notices. Unless otherwise specified in this Agreement, all notices shall be in writing and delivered (i) personally, (ii) by first class mail, postage prepaid, (iii) by Federal Express or its equivalent, or (iv) by confirmed electronic or digital means. All notices shall be deemed given on the date personally delivered, when placed in the mail as specified, when delivered by Federal Express or its equivalent, or when electronic or digital confirmation is received. All notices shall be given to the addresses set forth below, provided that either Party may change the addressees for notice by giving written notice to the other:

Allianz Asset Management of America L.P.

650 Newport Center Drive

Newport Beach, California 92660

Attn: General Counsel

Email:

PIMCO Mortgage Income Trust Inc.

650 Newport Center Drive

Newport Beach, California 92660

Attn: Legal Counsel

Email:

4.14 Counterparts. This Agreement may be executed in counterparts, by manual or facsimile signature, including by PDF copy attached to an email, each of which will be deemed an original and all of which together will constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this License Agreement to be executed as of the Effective Date.

ALLIANZ ASSET MANAGEMENT OF AMERICA L.P.	PIMCO MORTGAGE INCOME TRUST INC.

(Signature)	(Signature)

(Print)	(Print)

(Title)	(Title)

(Date)	(Date)

[Signature Page to License Agreement]